RailAmerica 2006 Guidance January 30, 2006

Forward-Looking Statements and Forecasts This presentation contains forward-looking statements, forecasts, and information regarding future events and the future performance of RailAmerica, Inc. ("RailAmerica" or the "Company") that involve risks and uncertainties that could cause actual results and actions to differ materially, including, but not limited to, Class I congestion, fuel costs, tax benefits/credits, foreign currency risks, weather, casualties, failure to complete proposed acquisitions, failure to successfully integrate acquisitions, failure to service debt, failure to complete asset sales, economic conditions, customer demand, increased competition in the relevant market and others. The Company refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as the Company's Form 10-K, 10-Q, and 8-K reports, which contain additional important factors that could cause actual results to differ from its current expectations and from the forward-looking statements made in this presentation. Statements about the Company's future expectations contained in this presentation other than statements of historical facts, are forward-looking statements with the meaning of the federal securities laws. The forecasts included in this presentation represent RailAmerica's estimate of its anticipated results of operations. The forecasts prepared by RailAmerica's management are based upon estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of the Company, and are based upon assumptions with respect to future business decisions that are subject to change. These forecasts are not necessarily indicative of the Company's future results of operations. The Company cautions against placing undue reliance on forward-looking statements or forecasts, which reflect the Company's current beliefs and are based on information currently available to it as of the date a forward-looking statement or forecast is made. The Company does not intend to update or otherwise revise these statements or forecasts to reflect circumstances existing after the date hereof or to reflect the occurrence of future events, even in the event the assumptions or estimates underlying them are shown to be in error. In the event that the Company does update any forward-looking statements or forecasts, no inference should be made that the Company will make additional updates with respect to that statement, related matters, or any other forward-looking statements or forecasts.

2005 Guidance Update Strong Revenue in Q4 Provided Q4 2005 and FY 05 guidance on 10/31/05 Q4 was $0.21 to $0.25 FY 05 was $0.81 to $0.85 Since then, several railroad properties sold and results moved to discontinued operations $0.01 per share for Alberta and SLRG properties in Q4 $0.05 per share for Alberta and SLRG properties in FY05 Q4 current range for continuing operations is now $0.23 to $0.25 FY 05 current range for continuing operations is now $0.79 to $0.81

2006 Financial Outlook Revenue ~ $455 to $465 million Excludes Alberta properties (sold Jan. 06) and SLRG (sold Dec. 05) which generated approximately $30 million in 2005 Operating Ratio ~ 86% to 88% Depreciation ~ $36 to $38 million Interest expense ~ $26 to $28 million EPS from continuing operations ~ $0.85 to $0.90 EPS includes $0.04 for expensing of stock options and restricted stock Sale of Alberta properties and SLRG is dilutive by $0.05 Neutral on a cash flow basis Capital Expenditures ~ $60 to $70 million Free Cash Flow ~ $15 to $20 million Estimates as of January 30, 2006

2006 Key Assumptions "Same railroad" carload growth ~ 1% to 2% Operating ratio Q1 and Q4 operating ratio is historically higher than Q2 and Q3 Fuel Fuel is expected to increase the operating ratio by approximately 50 bps due to expiration of favorable fuel hedge 2005 hedge was for 30% of consumption at an average NYMEX price of $1.23 The 2005 hedge benefit was ~ $3.7 million ($0.06 per share) Have implemented a 2006 fuel hedging program, but at current prices will not be able to lock in significant amounts 2006 fuel price per gallon ~ $1.90-$1.95 (NYMEX=$1.70-$1.75 plus $0.20 taxes and transportation) Casualty expense Expected to be in the 4.5% range Ohio Have made significant progress in the operation but still challenged by traffic loss due to CN/NS routing protocol Expected net loss in 2006 from Ohio operations ~ $0.03 to $0.04 per share

2006 Key Assumptions (cont.) Interest expense Senior debt - LIBOR plus 2.00% to 2.25% Includes $5 million for Alcoa acquisition ($0.08 per share) LIBOR has increased 150 bps from 2005 to 2006 Year over year impact is ~ $5 million ($0.08 per share) 63% of senior debt is hedged at a LIBOR rate of 4% Effective tax rate ~ 0% to 5% Includes ~ $12.5 to $13.0 million benefit from track maintenance credit Effective tax rate excluding tax maintenance credit ~ 40% 39.5 million diluted shares Assumes no acquisitions or additional divestitures in 2006

Impact of Alcoa Acquisition Accretive in 2006 by ~ $0.04 to $0.05 Revenue ~ $20 to $22 million EBITDA ~ $10 to $11 million Depreciation and Amortization ~ $2.5 to $3.0 million Interest expense ~ $5 million Incremental tax rate on these railroads is 40%

2006 Risk Factors Continued Class I congestion Fuel price volatility Weaker economic conditions Fluctuations in market interest rates

2006 Outlook Strategic Plan Implementation Process Improvement Project (PIP) Current Acquisition Outlook